                                                                 EXHIBIT 10.5









                              STOCKHOLDER AGREEMENT



                                      among



                            P.N.Y. ELECTRONICS, INC.,




                          GS CAPITAL PARTNERS II, L.P.

                             AND AFFILIATED PARTIES



                                       and



                                   GADI COHEN




                           Dated as of August 4, 1995

                                TABLE OF CONTENTS

                                                                                                                        PAGE
SECTION 1. Certain Definitions............................................................................................1

           1.1.      Affiliate............................................................................................1

           1.2.      Associate............................................................................................1

           1.3.      Beneficially Own or Beneficial Ownership.............................................................1

           1.4.      Capitalized Lease Obligations........................................................................1

           1.5.      Cohen Affiliates.....................................................................................2

           1.6.      Cohen Parties........................................................................................2

           1.7.      Common Stock.........................................................................................2

           1.8.      Common Stock Equivalents.............................................................................2

           1.9.      Control Transaction..................................................................................2

           1.10.     Current Indebtedness.................................................................................2

           1.11.     Designated Parties...................................................................................2

           1.12.     Dividend Remittitur and Pledge Agreement.............................................................2

           1.13.     EBIT.................................................................................................2

           1.14.     Exchange Act.........................................................................................2

           1.15.     Fair Market value....................................................................................3

           1.16.     Funded Indebtedness..................................................................................3

           1.17.     GSCP Affiliates......................................................................................3

           1.18.     GSCP Parties.........................................................................................3

           1.19.     Interest Charges.....................................................................................3

           1.20.     Management Stockholder Agreement.....................................................................4

           1.21.     Net Earnings.........................................................................................4

           1.22.     Notes................................................................................................4

           1.23.     Other Stockholders...................................................................................4

           1.24.     Person...............................................................................................4

           1.25.     Pro Forma Interest Charges...........................................................................4

           1.26.     Public Sale..........................................................................................5

           1.27.     Qualified IPO........................................................................................5

           1.28.     Registration Rights Agreement........................................................................5

                                                                                                                        PAGE
           1.29.     Securities Act.......................................................................................5

           1.30.     Sell.................................................................................................5

           1.31.     Senior Debt..........................................................................................5

           1.32.     Stock................................................................................................5

           1.33.     Stockholders.........................................................................................5

           1.34.     Ten Percent Sale.....................................................................................5

SECTION 2. Methodology for Calculations...................................................................................6

SECTION 3. Limitations on Sales of Stock..................................................................................6

SECTION 4. Rights of First Offer..........................................................................................7

SECTION 5. Tag-Along and Change of Control Rights........................................................................10

SECTION 6. Bring-Along Rights............................................................................................11

SECTION 7. Preemptive Rights.............................................................................................12

SECTION 8. Corporate Governance..........................................................................................13

            8.1.     Board of Directors Prior to Qualified IPO...........................................................13

            8.2.     Board of Directors In General.......................................................................15

            8.3.     Vacancies...........................................................................................15

            8.4.     Committees; Subsidiaries............................................................................15

            8.5.     Removal.............................................................................................15

            8.6.     Directors' Indemnification..........................................................................15

            8.7.     Expenses............................................................................................16

            8.8.     Attendance..........................................................................................16

            8.9.     Voting Arrangement..................................................................................16

SECTION 9.  Major Transactions...........................................................................................16

SECTION 10. Representations and Warranties...............................................................................20

SECTION 11. No Inconsistent Agreements...................................................................................20

SECTION 12. Further Assurances...........................................................................................21

SECTION 13. Duration of Agreement........................................................................................21

SECTION 14. Legends......................................................................................................21

SECTION 15. Severability.................................................................................................22

                                                                                                                        PAGE
SECTION 16.  Governing Law...............................................................................................22

SECTION 17.  Successors and Assigns......................................................................................22

SECTION 18.  Notices.....................................................................................................23

SECTION 19.  Amendments..................................................................................................24

SECTION 20.  Headings....................................................................................................24

SECTION 21.  Nouns and Pronouns..........................................................................................25

SECTION 22.  Entire Agreement............................................................................................25

SECTION 23.  Third Parties...............................................................................................25

SECTION 24.  Counterparts................................................................................................26



Schedules
---------

1.11(a)         Pre-IPO Designated Parties
1.11(b)         Post-IPO Designated Parties
7               Outstanding Securities
10              Representations

                          FORM OF STOCKHOLDER AGREEMENT
                          -----------------------------

                     STOCKHOLDER AGREEMENT, dated as of August 4, 1995, among P.N.Y. ELECTRONICS, INC., a Delaware corporation (the "Corporation"), GS CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("GSCP"), GS CAPITAL PARTNERS II OFFSHORE, L.P., GOLDMAN, SACHS & CO. VERWALTUNGS GmbH, STONE STREET FUND 1995, L.P. and BRIDGE STREET FUND 1995, L.P. (collectively referred to as the "GSCP Investors") and GADI COHEN ("Cohen").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                     WHEREAS, the Corporation, GSCP, the GSCP Investors and Cohen are parties to that certain Preferred Stock and Warrant Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which GSCP and the GSCP Investors have purchased shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), and warrants to purchase shares of the Corporation's Common Stock, par value $.01 per share ("Warrants"); and

                     WHEREAS, the Purchase Agreement contemplates that the parties hereto will enter into this Stockholder Agreement and the parties hereto deem it to be in their best interests to establish and set forth their agreement with respect to certain rights and obligations associated with ownership of shares of Stock (as hereinafter defined);

                     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

                     SECTION 1. Certain Definitions. As used herein, the
                                -------------------
following terms shall have the following meanings (terms used herein and not defined herein shall have the meaning assigned each such term in the Purchase Agreement):

           1.1.       Affiliate shall mean, (i) with respect to any Person, any
                      ---------
                      other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (ii) with respect to any individual, shall also mean the spouse, child or parent of such Person or any trust or similar entity of which there are no principal beneficiaries other than such Person and/or one or more of such relatives. Notwithstanding the foregoing, neither the Corporation nor any Person controlled by the Corporation shall be deemed to be an Affiliate of Cohen or an Affiliate of GSCP for purposes of this Agreement.

           1.2.       Associate shall have the meanings ascribed to such term in
                      ---------
                      Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

           1.3.       Beneficially Own or Beneficial Ownership shall have the
                      ----------------    --------------------
                      meaning set forth in Rule l3d-3 under the Exchange Act.

           1.4.       Capitalized Lease Obligations of any Person shall mean and
                      -----------------------------
                      include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such Person in respect of any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

           1.5.       Cohen Affiliates shall mean Affiliates of Cohen.
                      ----------------

           1.6.       Cohen Parties shall mean Cohen, together with the Cohen
                      -------------
                      Affiliates.

           1.7.       Common Stock shall mean any shares of Common Stock, par
                      ------------
                      value $.01 per share, of the Corporation.

           1.8.       Common Stock Equivalents shall mean securities convertible
                      ------------------------
                      into, or exchangeable or exercisable for, shares of Common Stock.

           1.9.       Control Transaction shall mean a Sale by Cohen or any
                      -------------------
                      Cohen Affiliate, as a result of which Sale (i) the Cohen Parties cease to Beneficially Own at least 50% of the outstanding Stock of the Corporation (on a fully diluted basis) and (ii) the transferee in such Sale (considered together with its Affiliates) becomes the Beneficial Owner, directly or indirectly, of 30% or more of the outstanding Stock of the Corporation (on a fully diluted basis).

           1.10.      Current Indebtedness of any Person shall mean the
                      --------------------
                      indebtedness of such Person for borrowed money (including Capitalized Lease Obligations) which does not constitute Funded Indebtedness.

           1.11.      Designated Parties shall mean (i) prior to a Qualified
                      ------------------
                      IPO, any Person set forth or described on Schedule 1.11(a) hereto and any Affiliate of any such Person and (ii) following a Qualified IPO, any Person set forth or described on Schedule 1.11(b) hereto and any Affiliate of any such Person.

           1.12.      Dividend Remittitur and Pledge Agreement shall mean the
                      ----------------------------------------
                      Dividend Remittitur and Pledge Agreement, dated as of the business date immediately prior to the date hereof, between Cohen and the Corporation.

           1.13.      EBIT of any Person shall mean, for any period for which
                      ----
                      the amount thereof is to be determined, the Net Earnings of such Person for such period, plus the aggregate amounts deducted in determining such Net Earnings in respect of
                      (i) Interest Charges and (ii) income taxes and other taxes measured by income taxes or profits in respect of such Person for such period.

           1.14.      Exchange Act shall mean the Securities Exchange Act of
                      ------------
                      1934, as amended.

           1.15.      Fair Market Value shall mean the average of the closing
                      -----------------
                      sale prices during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use.

           1.16.      Funded Indebtedness of any Person shall mean, as of any
                      -------------------
                      date as of which the amount thereof is to be determined, all indebtedness for borrowed money (including Capitalized Lease Obligations) of such Person, whether secured or unsecured, which by its terms has a final maturity, duration or payment date more than one year from the date on which Funded Indebtedness is to be determined (other than that portion of the principal of such Funded Indebtedness due within one year from such date of determination, but including any indebtedness of such Person having a final maturity, duration or payment date within one year from such date which, pursuant to the terms of a revolving credit or similar agreement or otherwise may be renewed or extended at the option of such Person for more than one year from such date, whether or not theretofore renewed or extended).

           1.17.      GSCP Affiliates shall mean (a) prior to a Qualified IPO,
                      ---------------
                      Affiliates of GSCP and (b) after a Qualified IPO, one or more partnerships, corporations, trusts or other organizations which are controlled by, control or are under common control with GSCP or one or more of the then current, former or future partners of GSCP to the extent that they receive Stock as a distribution in kind on a pro rata basis upon or after a Qualified IPO.

           1.18.      GSCP Parties shall mean GSCP, together with the GSCP
                      ------------
                      Affiliates.

           1.19.      Interest Charges of any Person shall mean, for any period
                      ----------------
                      for which the amount thereof is to be determined, the sum of (i) all interest paid or prepaid or scheduled to be paid by such Person on Current or Funded Indebtedness during such period, plus (ii) all rentals imputed as interest paid or scheduled to be paid on Capitalized Lease Obligations during such period by such Person, plus (iii) all fees paid, or scheduled to be paid with respect to Current or Funded Indebtedness during such period by such Persons, plus (iv) all debt discount and expense amortized in respect of Current or Funded Indebtedness or scheduled to be amortized in respect of Current or Funded Indebtedness during such period by such Person. For the purpose of this definition, the rate of interest payable during any period on Current or Funded Indebtedness bearing interest at a variable rate or at different fixed rates, or on Current or Funded Indebtedness on which interest does not become payable until a specified date more than twelve (12) months after the date of determination, shall be the interest rate per annum then payable on such Current or Funded Indebtedness.

           1.20.      Management Stockholder Agreement shall mean an agreement
                      --------------------------------
                      to be entered into by and among the Corporation, some or all of the members of key management of the Corporation named therein ("Management"), GSCP and Cohen, as contemplated by Section 4.3 of the Purchase Agreement.

           1.21.      Net Earnings of any Person shall mean, for any period for
                      ------------
                      which the amount thereof is to be determined, the net earnings of such Person for such period, as determined by Ernst & Young, LLP in accordance with generally accepted accounting principles consistently applied (or any successor accounting firm which is a nationally recognized accounting firm).

           1.22.      Notes shall mean (a) the Subordinated Note of the
                      -----
                      Corporation, dated August 3, 1995, in the initial principal amount of $5,140,000 payable to Cohen (the "$5,140,000 Note") and (b) the Subordinated Note of the Corporation, dated August 3, 1995, in the amount of $15,000,000 payable to Cohen.

           1.23.      Other Stockholders, with respect to any selling
                      ------------------
                      Stockholder, shall mean the Stockholders other than the selling Stockholder or its Affiliates.

           1.24.      Person shall mean any individual, corporation, limited
                      ------
                      liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

           1.25.      Pro Forma Interest Charges of any Person shall mean, as of
                      --------------------------
                      any date as of which the amount thereof is to be determined, the sum of (i) all Interest Charges on Funded Indebtedness payable during the twelve (12) month period immediately succeeding the date of any determination hereunder, after giving effect to Interest Charges on Funded Indebtedness proposed to be created on such date and to the concurrent retirement of any other Funded Indebtedness, plus (ii) all Interest Charges on Current Indebtedness for the most recently completed twelve (12) month period, after eliminating the Interest Charges on any such Current Indebtedness which was actually retired during such period or which is actually being retired on such date out of the proceeds of any Funded Indebtedness the Interest Charges on which are included in the amount determined pursuant to clause (i).

           1.26.      Public Sale shall mean a Sale pursuant to a bona fide
                      -----------
                      underwritten public offering pursuant to an effective registration statement filed under the Securities Act or pursuant to Rule 144 under the Securities Act.

           1.27.      Qualified IPO shall mean a bona fide, firm commitment,
                      -------------
                      underwritten public offering pursuant to an effective registration statement under the Securities Act resulting in at least $15,000,000 of gross proceeds to the sellers (including the Corporation) before deducting underwriting discounts and commissions and offering expenses.

           1.28.      Registration Rights Agreement shall mean the Registration
                      -----------------------------
                      Rights Agreement, dated as of the date hereof, among the Corporation, GSCP and Cohen.

           1.29.      Securities Act shall mean the Securities Act of 1933, as
                      --------------
                      amended.

           1.30.      Sell, as to any Stock, shall mean to sell, or in any other
                      ----
                      way directly or indirectly transfer, assign, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily, Beneficial Ownership of such Stock; and the terms Sale and Sold shall have meanings correlative to the foregoing.

           1.31.      Senior Debt shall mean borrowings pursuant to that certain
                      -----------
                      Accounts Financing Agreement, dated January 29, 1993, as amended, with Congress Financial Corporation and any renewal, extension or replacement thereof.

           1.32.      Stock shall mean (i) any shares of Common Stock and (ii)
                      -----
                      any Common Stock Equivalents, in either case, whether owned on the date hereof or acquired hereafter (and the Common Stock issuable or purchasable upon the conversion, exchange or exercise of such Common Stock Equivalents). For purposes of this Agreement, all references to the amount of Stock owned or held by any Stockholder shall, with respect to a Stockholder who owns or holds Common Stock Equivalents, be deemed to be a reference to the number of shares of Common Stock into which the Common Stock Equivalents owned or held by such Stockholder are then convertible. Any percentage of the outstanding Stock as of a specified date referred to herein shall be computed on the basis that each Common Stock Equivalent represents the number of shares of Common Stock into which it is then convertible in accordance with its terms.

           1.33.      Stockholders shall mean the parties to this Agreement
                      ------------
                      (other than the Corporation) and any other holder of Stock who is required to execute and agree to be bound by the terms of this Agreement.

           1.34.      Ten Percent Sale shall mean a Sale of Stock by any
                      ----------------
                      Stockholder, other than a Sale which is a Public Sale or a Sale to an Affiliate of such Stockholder, pursuant to which any Person (other than a Cohen Party) would, to the actual knowledge of the selling Stockholder, after due inquiry, become the Beneficial Owner of 10% or more of the outstanding shares of Stock (on a fully diluted basis).

                     SECTION 2. Methodology for Calculations. For purposes of
                                ----------------------------
this Agreement, the Sale of a Common Stock Equivalent shall be treated as the Sale of the shares of Common Stock into which such Common Stock Equivalent can be converted, exchanged or exercised. Except as otherwise provided in this Agreement, all calculations under this Agreement (including, without limitation, calculations to determine the Beneficial Ownership of Stock of any Stockholder, the percentage of outstanding Stock Beneficially Owned by any Stockholder, and the percentage of Stock Beneficially Owned by any Stockholder) shall be made in accordance with Regulation 13D under the Exchange Act, except that for purposes of any such calculation all Common Stock Equivalents (regardless of the holder thereof) shall be treated as having been converted, exchanged or exercised.

                     SECTION 3. Limitations on Sales of Stock. (a) Subject to
                                -----------------------------
subsections (b), (c), (d) and (e) below, the GSCP Parties shall not Sell any Stock, other than:

                      (i) by Sale in accordance with Sections 4, 5 and 6 hereof;

                      (ii)       by Sale to another GSCP Party; or

                      (iii)      in a Public Sale.

                     (b) In addition to the restrictions set forth in paragraph
(a) above, the GSCP Parties shall not Sell any Stock for a period of two (2) years from the date hereof (the "Mandatory Holding Period"); provided, however,
                                                             --------  -------
that the foregoing restriction shall not apply to any Sale by the GSCP Parties
(i) to another GSCP Party, (ii) in connection with the GSCP Parties' exercise of Tag-Along Rights (as defined in Section 5 hereof), (iii) as a result of any required Sale pursuant to Section 6 hereof or (iv) with respect to which all of the following conditions are met: (a) the Sale of such Stock is a sale of Common Stock pursuant to an underwritten public offering registered under the Securities Act in accordance with the terms of the Registration Rights Agreement; and (b) immediately following such Sale, the GSCP Parties continue to own shares of Stock (excluding for this purpose any Warrants and any Common Stock issuable upon exercise of such Warrants) representing at least 50% of the shares of Common Stock (treating for this purpose the Preferred Stock as having been converted into Common Stock) purchased by the GSCP Parties on the date hereof.

                     (c) Except as specifically contemplated hereby, no Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Stock or enter into any stockholder agreements or arrangements of any kind with any Person (other than Affiliates of such Stockholder) with respect to any Stock which would result in any action which is inconsistent with the provisions of this Agreement, including, but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Stock, nor shall any Stockholder act, for any reason, as a member of a group or in concert with any other Persons (other than Affiliates of such Stockholder) in connection with the acquisition, disposition or voting of Stock in any manner which would result in any action which is inconsistent with the provisions of this Agreement.

                     (d) Notwithstanding any other provision of this Agreement to the contrary, other than pursuant to a Public Sale or with the prior written consent of the Corporation, no Stockholder (other than any Cohen Party) shall Sell any Stock to any Person unless, after due inquiry, such Person is not known to such Stockholder to be a Direct Competitor.

                     (e) Notwithstanding any other provision of this Agreement to the contrary, and except in the case of a Public Sale, no Stockholder shall Sell any Stock to any Person, including any Affiliate (all Persons acquiring Stock from a Stockholder other than pursuant to a Public Sale, regardless of the method of transfer, being referred to herein collectively as "Transferees" and individually as a "Transferee"), unless:

                      (i) the certificates representing such Stock bear legends as provided in Section 14 hereof; and

                      (ii) such Transferee shall have executed and delivered to the Corporation, as a condition precedent to any acquisition of Stock, an instrument in form and substance satisfactory to the Corporation confirming that such Transferee takes such Stock subject to all the terms and conditions of this Agreement and Section 4.14 of the Purchase Agreement, and agrees to be bound by the terms of this Agreement and such terms and conditions of the Purchase Agreement.

                     (f) In the case of any Sale of Stock to a Cohen Party or a GSCP Party, the Transferee of such Stock shall have the rights of, and be subject to the obligations of, a Cohen Party or a GSCP Party, respectively, under this Agreement. In the case of any other Sale of Stock by any Stockholder, the Transferee of such Stock shall have the rights of, and be subject to the obligations of, a Stockholder under this Agreement.

                     (g) Notwithstanding any other provision of this Agreement to the contrary, following a Qualified IPO, there shall be no restrictions on Sales by the GSCP Parties except (i) as set forth in Sections 3(b), 3(c), 3(d) and 3(e) and (ii) Ten Percent Sales, which shall require compliance with Section 4 of this Agreement.

                     SECTION 4. Rights of First Offer. In addition to and not in
                                ---------------------
limitation of any other restrictions on Sales of Stock contained in this Agreement, any Sale by a Stockholder shall be solely for cash consideration (or publicly-traded securities, valued at Fair Market Value) and shall be consummated only in accordance with the following procedures:

                      (a) The selling Stockholder wishing to Sell Stock shall first deliver to the Corporation a written notice (a "Section 4 Offer Notice"), which shall (i) state the selling Stockholder's intention to Sell Stock to one or more Persons, the amount and type of Stock intended to be Sold (the "Subject Stock"), the proposed purchase price therefor and a summary of the other material terms of the proposed Sale and (ii) offer the Corporation the option to acquire all or a portion of such Subject Stock upon the terms and subject to the conditions of the proposed Sale as set forth in the Section 4 Offer Notice (the "Section 4 Offer"), provided that such Section 4 Offer may provide that it must be accepted by the Corporation and the other Stockholders on an all or nothing basis (an "All or Nothing Sale"). The Section 4 Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the Section 4 Offer is accepted during such periods, until the consummation of the Sale contemplated by the Section 4 Offer). The Corporation, acting only through a majority of the members of the Board of Directors of the Corporation who were not designated by the selling Stockholder or its or his Affiliates pursuant to Section 8 of this Agreement shall have the right and option, for a period of 60 days after delivery of the
           Section 4 Offer Notice (the "Section 4(a) Acceptance Period"), to accept all or any part of the Subject Stock at the purchase price, in cash, and on the terms stated in the Section 4 Offer Notice; provided, however, that, if the Section 4 Offer contemplated an All or Nothing Sale, the Corporation may accept, during the Section 4(a) Acceptance Period, all, but not less than all of the Subject Stock, at the purchase price and on the terms stated in the
           Section 4 Offer Notice. The Corporation shall have the right to assign its rights to purchase the Subject Stock pursuant to a Section 4 Offer to any other Person. If a Section 4 Offer is accepted, notwithstanding any assignment pursuant to the preceding sentence, the Corporation shall be irrevocably obligated to consummate (or to have its assignees consummate) the purchase as set forth in Section 4(d) below. Such acceptance shall be made by delivering a written notice to the selling Stockholder and each of the Other Stockholders within the Section 4(a) Acceptance Period.

                      (b) If the Corporation shall fail to accept, or shall reject in writing, all of the Subject Stock offered for Sale pursuant to the Section 4 Offer, then, upon the earlier of the expiration of the Section 4(a) Acceptance Period or the receipt of a written notice of rejection by the Corporation, each Other Stockholder shall have the right and option, for a period of 10 days thereafter (the "Section 4(b) Acceptance Period"), to accept all or any part of the Subject Stock so offered and not accepted by the Corporation (the "Refused Stock") at the purchase price, in cash, and on the terms stated in the Section 4 Offer Notice. Such acceptance shall be made by delivering a written notice to the Corporation and the selling Stockholder within the Section 4(b) Acceptance Period specifying the maximum number of shares such Other Stockholder will purchase (the "First Offer Shares"). If, upon the expiration of the Section 4(b) Acceptance Period, the aggregate amount of First Offer Shares exceeds the amount of Refused Stock, the Refused Stock shall be allocated among the Other Stockholders as follows: (i) First, each Stockholder shall be entitled to purchase up to its Proportionate Percentage of Refused Stock; (ii) Second, if any shares of Refused Stock have not been allocated for purchase pursuant to (i) above (the "Remaining Shares"), each Stockholder (an "Oversubscribed Stockholder") which had offered to purchase a number of shares of Refused Stock in excess of the amount of Stock allocated for purchase to it in accordance with previous allocations, shall be entitled to purchase an amount of Remaining Shares equal to up to its Proportionate Percentage (treating only Oversubscribed Stockholders as Stockholders for these purposes) of the Remaining Shares; and (iii) Third, the process set forth in (ii) above shall be repeated with respect to any shares of Refused Stock not allocated for purchase until all shares of Refused Stock are allocated for purchase.

                      (c) If effective acceptance shall not be received pursuant to Sections 4(a) and 4(b) above with respect to all of the Subject Stock offered for Sale pursuant to the Section 4 Offer Notice, then the selling Stockholder may Sell all or any portion of the Stock so offered for Sale and not so accepted, at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Section 4 Offer Notice at any time within 90 days after the expiration of the Section 4(b) Acceptance Period (the "Sale Period"). To the extent the selling Stockholder Sells all or a portion of the Stock so offered for Sale during the Sale Period, the selling Stockholder shall promptly notify the Corporation, and the Corporation shall promptly notify the Other Stockholders, as to (i) the number of shares of Stock, if any, that the selling Stockholder then owns, (ii) the number of shares of Stock that the selling Stockholder has Sold, (iii) the terms of such Sale and (iv) the identity of the purchaser(s) of any shares of Stock Sold. In the event that all of the Stock is not Sold by the Selling Stockholder during the Sale Period, the right of the selling Stockholder to Sell such Stock shall expire and the obligations of this Section 4 shall be reinstated; provided, however, that, in the event that the selling
                          --------  -------
           Stockholder determines, at any time during the Sale Period, that the Sale of all of the Stock on the terms set forth in the Section 4 Offer Notice is impractical, the selling Stockholder may terminate the offer and reinstate the procedure provided in this Section 4 without waiting for the expiration of the Sale Period; and provided
                                                                      --------
           further, however, that the selling Stockholder shall not give a
           -------  -------
           Section 4 Offer Notice with respect to a transaction which would require compliance with this Section 4 for a period of at least 75 days from the first day of the Sale Period.

                      (d) All Sales of Subject Stock to the Corporation or to one or more Other Stockholders subject to any one Section 4 Offer Notice shall be consummated at the offices of the Corporation on the later of (i) a mutually satisfactory business day within 20 days after the expiration of the Section 4(b) Acceptance Period or (ii) the fifth business day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), applicable to such sales, or at such other time and/or place as the parties to such sales may agree. The delivery of certificates or other instruments evidencing such Subject Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Subject Stock.

                      (e) Anything contained herein to the contrary notwithstanding, the selling Stockholder shall, in addition to complying with the provisions of this Section 4 in the event of a proposed Sale of Stock, comply with the provisions of Section 5 hereof applicable to such Sale of Stock.

                      (f) The requirements of this Section 4 shall not apply to
           (i) any Sale of Stock by a Stockholder to an Affiliate of such Stockholder, (ii) any Sale of Stock by a Cohen Party, (iii) any Sale of Stock pursuant to Sections 5 or 6 of this Agreement, (iv) any Sale of Stock which is a Public Sale, (v) any Sale of Stock following the completion of a Qualified IPO, unless such Sale is a Ten Percent

           Sale, and (vi) any other Sale as to which the Corporation, GSCP and Cohen waive compliance with this Section 4.

                     SECTION 5. Tag-Along and Change of Control Rights. (a) In
                                --------------------------------------
the event that, following compliance with the provisions of Section 4 hereof (if applicable), one or more of the Cohen Parties or the GSCP Parties proposes to Sell (other than pursuant to a Public Sale) any Stock to a Person other than an Affiliate of such Stockholder and other than a Person who is a Cohen Party or a GSCP Party (a "Purchaser") (a "Disposition"), such party(ies) (the "Proposing Holder(s)") shall provide notice (a "Proposal Notice") of such proposed Disposition to the Other Stockholders no later than twenty (20) days prior to the proposed closing of such Disposition (which 20 day period may run concurrently with the periods set forth in Section 4, to the extent applicable). Each Proposal Notice shall describe in reasonable detail the proposed terms of the proposed Disposition (which 20 day period may run concurrently with the periods set forth in Section 4, to the extent applicable, including, without limitation, (i) the identity and address of the Purchaser, (ii) the proposed amount to be paid by the Purchaser to the Proposing Holder(s), (iii) the amount and type of Stock proposed to be Sold and (iv) any other material terms or conditions of such proposed Disposition, and shall include a statement to the effect that the Purchaser has been informed of the Tag-Along Rights (as defined herein) and an acknowledgment by the Purchaser indicating that it has been so informed and agrees to such terms. A copy of the Proposal Notice shall promptly be sent to the Corporation.

                     (b) With respect to each proposed Disposition, the Stockholders shall have the following right (the "Tag-Along Right"):

                                 (i) subject to Section 5(f) hereof, in the case
                      in which the Proposing Holder(s) is one or more of the Cohen Parties, each Other Stockholder shall have the right to require the Purchaser to purchase from such Other Stockholder and at the Disposition Price (as defined below) all or a portion of the number of shares of Common Stock which, in accordance with Section 2 hereof, represents the number of shares of Common Stock obtained by multiplying (A) a fraction, the numerator of which is the number of shares of Common Stock represented by the Stock proposed to be sold (as indicated in the Proposing Notice) and the denominator of which is the number of shares of Common Stock Beneficially Owned by the Cohen Parties as of the date of the Proposal Notice, times (B) the number of shares of Common Stock Beneficially Owned by the Other Stockholder as of the date of the Proposal Notice; and

                                 (ii) in the case in which the Proposing
                      Holder(s) is one or more of the GSCP Parties, each Cohen Party shall have the right to require the Purchaser to purchase from such Cohen Party and at the Disposition Price a number of shares of Common Stock which represents the product of (a) the aggregate number of shares of Stock proposed to be sold by the GSCP Parties by (b) a fraction, the numerator of which is (i) the number of shares of Stock Beneficially Owned by such Cohen Party and the denominator of which is (ii) the number of shares of Stock Beneficially Owned by all Cohen Parties.

                     (c) For purposes of this Agreement, the following terms shall have the meanings set forth below:

                     "Disposition Price" shall mean (i) with respect to a share of Common Stock, the Per Share Price and (ii) with respect to a Common Stock Equivalent, an amount substantially equal to the Per Share Price taking into account any other relevant factors with respect to such Common Stock Equivalent.

                     "Per Share Price" shall mean an amount equal to the quotient obtained by dividing (i) the number of shares of Common Stock (including shares of Common Stock obtainable upon the conversion or exercise of Common Stock Equivalents) proposed to be sold by the Proposing Holder as set forth in the Proposal Notice by (ii) the aggregate purchase price to be paid by the Purchaser in respect of such Stock.

                     (d) Each Stockholder electing to exercise its or his Tag-Along Rights shall give written notice of its or his election to the Proposing Holder(s) no later than ten (10) days after its receipt of a Proposal Notice (the "Expiration Date").

                     (e) All Sales of Stock to the Purchaser shall be consummated contemporaneously at the offices of the Corporation on the later of
(i) a mutually satisfactory business day as soon as practicable, but in no event more than 60 days after the Expiration Date or (ii) the fifth business day following the expiration or termination of all waiting periods under HSR applicable to such sales, or at such other time and/or place as the parties to such sales may agree. The delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Stock.

                     (f) Notwithstanding the other provisions of this Section 5, in the case of a Disposition proposed by one or more of the Cohen Parties which, if consummated, would be a Control Transaction, the Tag-Along Right of the Other Stockholders shall be a right to require the Purchaser to purchase from the Other Stockholders all of the Common Stock Beneficially Owned by the Other Stockholders at a per share purchase price equal to the average of the per share prices paid over the preceding 18 months and proposed to be paid in the Disposition by the Purchaser to the Cohen Parties for Stock.

                     SECTION 6. Bring-Along Rights. (a) If, at any time prior to
                                ------------------
the completion of a Qualified IPO, the Cohen Parties shall, whether alone or in concert with any other Stockholder, propose to Sell to any Person or Persons who are not, and following such Sale will not be, affiliated with any of such Stockholder(s) (collectively, a "Buying Stockholder"), in a bona fide arm's-length transaction or series of transactions, including by way of a purchase agreement, tender offer, merger or other business combination transaction or otherwise, 50% or more in aggregate of the then outstanding Common Stock on a fully diluted basis (any such transaction being referred to herein as an "Exit Sale"), then the Cohen Parties may elect to require all other Stockholders to Sell all shares of Stock Beneficially Owned by each of them concurrently with such Exit Sale to such Buying Stockholder at the same purchase price per share (and, in the case of Common Stock Equivalents, such purchase price per share multiplied by the number of shares of Common Stock issuable upon the conversion, exchange or exercise of such Common Stock Equivalent) and upon the same terms and subject to the conditions of the Exit Sale, provided that the

Cohen Parties may make such election only if all other holders of Stock other than Stockholders are similarly required to Sell all shares of Stock Beneficially Owned by each of them concurrently with the Exit Sale.

                     (b) The rights set forth in Section 6(a) shall be exercised by giving written notice (the "Section 6 Notice") to each Stockholder setting forth in detail the terms of the proposed Sale and the proposed closing date of the Exit Sale, which proposed date shall not be less than 15 or more than 60 days after such Section 6 Notice is delivered to the Stockholders.

                     (c) All Sales of Stock to the Buying Stockholder pursuant to this Section 6 shall be consummated contemporaneously at the offices of the Corporation on the later of (i) a business day not less than 15 or more than 60 days after the Section 6 Notice is delivered to the Stockholders or (ii) the fifth business day following the expiration or termination of all waiting periods under HSR applicable to such sales, or at such other time and/or place as the parties to such sales may agree. The delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Stock.

                     (d) Anything contained herein to the contrary notwithstanding, if Cohen proposes to Sell Stock in a Sale that would be subject to this Section 6, Cohen shall, in addition to complying with the provisions of this Section 6, comply with the provisions of Section 5 hereof.

                     SECTION 7. Preemptive Rights. Subject to the terms and
                                -----------------
conditions specified in this Section 7, prior to the completion of a Qualified IPO, in the event that the Corporation proposes to offer any shares of Common Stock or any Common Stock Equivalents (a "Preemptive Issuance"), the Corporation shall make an offering of such securities to each of the Stockholders in accordance with the following provisions:

                     (a) The Corporation shall deliver a notice (the "Notice") to each of the Stockholders stating (i) its bona fide intention to offer such securities, (ii) the number of such securities to be offered and (iii) the price and terms, if any, upon which it proposes to offer such securities.

                     (b) By written notification received by the Corporation, within fifteen (15) calendar days after giving of the Notice, each of the Stockholders may elect to purchase or obtain, at the price (the "Price") and on the terms specified in the Notice, up to that number or amount of such new Common Stock or Common Stock Equivalents, such that (x) the percentage of the outstanding Stock Beneficially Owned by such Stockholder and its Affiliates after the Preemptive Issuance (assuming full conversion of all convertible securities, but not taking into account with respect to any Preemptive Issuance any unexercised Warrants with an exercise price greater than the Price and after giving effect to any adjustments in the number of shares of Common Stock issuable upon exchange or conversion of any Common Stock Equivalent which will result from the Preemptive Issuance), equals (y) the percentage of the outstanding Stock Beneficially Owned by such Stockholder and its Affiliates immediately prior to the Preemptive Issuance (assuming full conversion of all convertible securities, but not taking into account with respect to any Preemptive Issuance any unexercised Warrants with an exercise price greater than the Price, and after giving effect to any adjustments in the number of shares of Common Stock issuable upon exchange or conversion of any Common Stock Equivalent which will result from the Preemptive Issuance). Any Stockholder may assign his or its right to purchase Common Stock or Common Stock Equivalents hereunder to his or its respective Affiliates.

                     (c) If all securities referred to in the Notice which the Stockholders are entitled to purchase pursuant to subsection (b) are not elected to be purchased as provided in subsection (b), the Corporation may, during the one hundred twenty (120) day period following the expiration of the twenty (20) day period provided in subsection (b) hereof, offer the remaining unsubscribed portion of such securities to any Person or Persons at a price not less than the Price, and upon terms no more favorable to the offeree than those specified in the Notice. If the Corporation does not enter into an agreement for the sale of such securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided thereunder shall be deemed to be revived and such securities shall not be offered unless first reoffered in accordance with this Section 7.

                     (d) This Section 7 shall not be applicable with respect to:

                                 (i) Common Stock and/or Common Stock
                      Equivalents issuable or issued to employees or outside directors of the Corporation directly or pursuant to a stock option plan, restricted stock plan or similar employee plan or agreement (including any employment agreement) approved by the Board in accordance with
                      Section 9 hereof, the primary purpose of which is not to raise additional equity capital for the Corporation;

                                 (ii) Common Stock issued or issuable upon
                      conversion or exercise of any securities outstanding on the date hereof and set forth on Schedule 7 hereto, upon conversion or exercise of the Common Stock Equivalents referred to in clauses (i), (iii), (iv) or (v) hereof or upon exercise of securities issued or issuable pursuant to this Agreement:

                                 (iii) Common Stock and/or Common Stock
                      Equivalents issued or issuable as direct consideration for the acquisition by the Corporation of capital stock or assets of another business entity or in connection with a merger or consolidation;

                                 (iv) Common Stock and/or Common Stock
                      Equivalents issued in any registered public offering of the Corporation's securities; or

                                 (v) Preferred Stock issued or issuable to key
                      members of management, as contemplated by the Purchase Agreement, the total number of such shares not to exceed 1% of the number of shares of Common Stock outstanding (the "Management Shares").

                     SECTION 8. Corporate Governance.
                                --------------------

                     8.1. Board of Directors Prior to Qualified IPO. (a) (i)
                          -----------------------------------------
Except as otherwise set forth in this Section 8, pursuant to the By-Laws of the Corporation, prior to a Qualified IPO, the number of members of the Board of

Directors of the Corporation shall be four (4), of whom three (3) shall be designated by Cohen (the "Cohen Directors") and one (1) shall be designated by GSCP. Simultaneously with the execution and delivery of this Agreement, the Stockholders have elected Robert R. Grusky as the designee of GSCP to the Board of Directors of the Corporation (the "Board").

                     (ii) Subject to subsections (iii), (iv) and (v) below, for so long as the GSCP Parties shall Beneficially Own at least 5% of the outstanding Common Stock of the Corporation ("Minimum Ownership"), (A) GSCP shall be entitled to nominate one person to serve as a director at each meeting of stockholders of the Corporation for the election of directors of the Corporation and (B) in addition, GSCP shall have the right to designate an additional representative to attend and observe Board of Directors meetings.

                     (iii) Pursuant to the By-Laws of the Corporation, the initial quorum required for action by the Board of Directors of the Corporation shall be a majority of the entire Board of Directors; provided, however, that at
                                                      --------  -------
least one GSCP Designee shall be present (in person or by telephone) at any meeting of the Board of Directors of the Corporation to constitute a quorum. GSCP shall be entitled to waive the requirements of this Section 8.1(a)(iii), retroactively or prospectively, with respect to any particular meeting of the Board of Directors.

                     (iv) GSCP and Cohen acknowledge that it would be beneficial for the Corporation to add two (2) independent directors to the Board of Directors and agree to cooperate with each other to select such additional directors for addition to the Board of Directors at such time as GSCP and Cohen shall agree (each such director, an "Independent Director"). Each Independent Director shall be designated by Cohen and consented to by GSCP, which consent will not be unreasonably withheld. In the event that two Independent Directors are added to the Board of Directors, the number of members of the Board of Directors of the Corporation shall be increased from four (4) to seven (7) and the number of directors that Cohen shall be entitled to designate shall increase from three (3) to four (4); provided, however, that, in the event that GSCP and
                            --------  -------
Cohen are able to agree upon the appointment of one Independent Director but not two Independent Directors, the number of members of the Board of Directors of the Corporation shall be increased from four (4) to five (5) and the number of directors that Cohen shall be entitled to designate shall not increase.

                     (v) Notwithstanding the foregoing, in the event that Cohen shall no longer serve as Chief Executive Officer of the Corporation or Cohen ceases to have the sole right to vote in the aggregate at least 25% of the number of shares of Common Stock Beneficially Owned by the Cohen Parties as of the date hereof, or the Cohen Parties cease to Beneficially Own in the aggregate at least 50% of the number of shares of Common Stock Beneficially Owned by the Cohen Parties as of the date hereof: (x) GSCP shall be entitled to designate two
(2) directors; and (y)(A) if two Independent Directors were elected to the Board prior thereto, pursuant to subsection (iv) above, the size of the Board of Directors shall remain at seven (7), and Cohen shall thereafter be entitled to designate three (3) directors, (B) if one Independent Director was elected to the Board prior thereto, pursuant to subsection (iv) above, the size of the Board shall remain at five (5), and Cohen shall thereafter be entitled to designate two (2) directors, and (C) if Independent Directors were not yet elected to the Board prior thereto, the size of the Board of Directors shall remain at four (4), and Cohen shall be entitled to designate two (2) directors, and Cohen and GSCP shall expeditiously cooperate to select two Independent Directors agreeable to both of them, at which time Cohen shall be entitled to designate three (3) directors and the size of the Board shall be increased to seven (7).

                     (b) The provisions of this Section 8.1 shall terminate upon the completion of a Qualified IPO or at such time as the GSCP Parties shall cease to have Minimum Ownership.

                     8.2. Board of Directors In General. Notwithstanding any
                          -----------------------------
termination of the provisions of Section 8.1 pursuant to Section 8.1(b) above, for a period of two years from the date hereof, GSCP shall designate one nominee and the Corporation shall nominate such nominee of GSCP to be elected to the Board. GSCP's designee(s) to the Board pursuant to Section 8.1 or this Section
8.2 are referred to as the "GSCP Designees." GSCP agrees that each GSCP Designee shall be a partner or employee of Goldman, Sachs & Co. and shall otherwise be, at the time he or she is designated by GSCP, reasonably acceptable to Cohen. Any GSCP Designees shall have access to all information which is available to other members of the Board of Directors in their capacity as such.

                     8.3. Vacancies. So long as GSCP is entitled to nominate one
                          ---------
or more directors pursuant to Sections 8.1 or 8.2 of this Agreement, each GSCP Designee shall hold his office until his death or resignation or until his successor shall have been duly elected and qualified. If any GSCP Designee shall cease to serve as a director of the Corporation for any reason, the vacancy resulting thereby shall be filled by another person designated by GSCP.

                     8.4. Committees; Subsidiaries. For so long as a GSCP
                          ------------------------
Designee shall serve on the Board of Directors of the Corporation:

                     (a) The Corporation shall cause a GSCP Designee determined by GSCP or the sole GSCP Designee, as applicable, to be appointed to each of the committees of the Board (other than any special Committee formed for the purpose of acting with respect to transactions between the Corporation and GSCP or any of its Affiliates) and to the Board of Directors of each subsidiary of the Corporation.

                     (b) If the GSCP Designee serving on any such committee or any such Board of Directors of a subsidiary shall cease to serve as a director of the Corporation for any reason or otherwise is unable to fulfill his or her duties on any such committee or Board of Directors, he or she shall be succeeded by a GSCP Designee determined by GSCP.

                     8.5. Removal. The Corporation and each Stockholder agrees
                          -------
that no GSCP Designee shall be removed from office without the consent of GSCP.

                     8.6. Directors' Indemnification. (a) The Corporation shall
                          --------------------------
obtain and cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance upon such terms and in such amount as is reasonably acceptable to GSCP.

                     (b) The Corporation's Certificate of Incorporation or By-Laws, or both, shall provide for indemnification of, and advancement of expenses to, the directors of the Corporation to the fullest extent permitted by law, which provisions shall not be amended, repealed or otherwise modified in any manner adverse to the directors until at least 6 years following the date that GSCP is no longer entitled to nominate directors pursuant to this Section 8.

                     8.7. Expenses. The Corporation shall pay all reasonable
                          --------
travel expenses and other out-of-pocket disbursements incurred by any GSCP Designee or any observer appointed by GSCP to attend meetings of the Board of Directors or any Cohen Director in connection with attending meetings of the Board of Directors of the Corporation.

                     8.8. Attendance. GSCP shall use its reasonable best efforts
                          ----------
to cause any GSCP Designee to be present (in person or via telephone) at every meeting of the Board of Directors and of each committee established by the Board.

                     8.9. Voting Arrangement. So long as GSCP is entitled to
                          ------------------
nominate one or more persons to serve as directors pursuant to Sections 8.1 and
8.2 hereof, each Stockholder agrees to vote all shares of capital stock of the Corporation Beneficially Owned by it with respect to the election or removal, to or from the Board of Directors of the Corporation, of the Cohen Designees and the GSCP Designees in a manner to effectuate the provisions of this Section 8.

                     SECTION 9. Major Transactions. (a) So long as GSCP shall
                                ------------------
have the right, pursuant to Section 8.1, to nominate one or more persons to serve as directors of the Corporation, and until the completion of a Qualified IPO, the Corporation shall not, and shall cause its subsidiaries (if any) not to, directly or indirectly, take any of the following actions without the prior written approval of at least 51% of the Board of Directors of the Corporation, which must include the approval of at least one GSCP Designee (except as expressly permitted by this Agreement and except that the taking of the following actions shall not require such approval if such actions are specifically approved as part of an annual budget of the Corporation as to which such consent has been given):

                                 (i) consolidate or merge into or with any other
                      Person, or enter into any other similar business combination transaction;

                                 (ii) liquidate, dissolve or wind up, either
                      voluntarily or involuntarily;

                                 (iii) purchase, acquire or obtain any capital
                      stock or other proprietary interest, directly or indirectly, in any other entity or all or substantially all of the business or assets of another Person for consideration (including assumed liabilities) in excess of $1,000,000 (other than any such acquisition effected for the sole purpose of acquiring supplies or inventories and in which no material liabilities are assumed, directly or indirectly, by the Corporation);

                                 (iv) enter into any material joint ventures or
                      partnerships or establish any non-wholly-owned subsidiaries, in each case where the contribution or investment by the Corporation is in excess of $1,000,000 in cash or assets;

                                 (v) expand into new lines of business
                      subtantially unrelated to the Corporation's existing lines of business, other than any such expansion as does not involve expenditures by the Corporation, or the incurrence of obligations or commitments by the Corporation, of an aggregate amount in excess of $100,000 in any twelve (12) month period;

                                 (vi) sell, lease, transfer or otherwise dispose
                      of any asset or group of assets (other than sales of inventory to customers in the ordinary course of business), in one transaction or a series of related transactions, for consideration in excess of $1,000,000 in any twelve (12) month period;

                                 (vii) create, incur, assume or suffer to exist
                      any indebtedness of the Corporation for borrowed money (which shall include for purposes hereof Capitalized Lease Obligations and guarantees or other contingent obligations for indebtedness for borrowed money), (A) unless such indebtedness constitutes (x) Senior Debt of the Corporation, (y) Capitalized Lease Obligations of the Corporation not in excess of $1 million or short-term Capitalized Lease Obligations of the Corporation in any amount or (z) the Notes or any notes issued to holders of Preferred Stock in respect of dividend obligations; (B) if as a result thereof the aggregate amount of Senior Debt of the Corporation outstanding would exceed 200% of EBIT of the Corporation for the period of the twelve (12) then most recently completed months; or (C) if as a result thereof EBIT of the Corporation for the period of the twelve (12) then most recently completed months would be less than 300% of the Pro Forma Interest Charges of the Corporation;

                                 (viii) mortgage, encumber, or create or incur
                      liens on, its assets, except in connection with any indebtedness permitted under subclause (vii) or as may be imposed by operation of law;

                                 (ix) enter into or materially amend any
                      contract (other than any purchase order or any contract the purchase obligation pursuant to which does not extend over a period of more than 30 days) with a vendor which relates, together with all other contracts (other than those referred to in the previous parenthetical) with such vendor, to 25% or more of the Corporation's annual supply or inventory of computer chips, or any material license agreement as to which the Corporation is the licensee and which involves payments in excess of $300,000 or more in any twelve (12) month period;

                                 (x) pay, or set aside any sums for the payment
                      of, any dividends (other than payments made or proposed to be made with respect to the Dividend, as defined in the Purchase Agreement), or make any distribution on, any shares of its capital stock or redeem, repurchase or otherwise acquire any outstanding shares of its capital stock or any other of its outstanding securities or debt for borrowed money (including capital leases) (except for indebtedness to the extent it becomes due in accordance with its terms or except as contemplated or permitted by this Agreement or any stock-based employee plan) or issue, sell or grant any capital stock or other securities (other than the Management Shares, upon conversion of the Preferred Stock or exercise of the Warrants or pursuant to previously approved employee benefit, compensation or incentive plans or agreements) except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for (A) the purchase of shares of capital stock from former members of key management of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights or obligations of the Corporation relating to the termination of employment of such former employee, (B) the issuance to a member of key management of the Corporation of shares of capital stock previously repurchased by the Corporation from any other key management stockholder or
                      (C) any substantial concurrent purchase of shares of capital stock from a management stockholder and sale of the shares so repurchased to one or more other members of key management of the Corporation;

                                 (xi) make or commit to make capital
                      expenditures in excess of $1,000,000 per occurrence or capital expenditures in any twelve (12) month period in an aggregate amount in excess of $4,000,000;

                                 (xii) register any securities under the
                      Securities Act (other than Management Shares or pursuant to registration rights granted under the Registration Rights Agreement or any employee benefit, compensation or incentive plan or agreement), or grant any registration rights (other than registration rights granted under the Registration Rights Agreement or any employee benefit, compensation or incentive plan or agreement);

                                 (xiii) enter into any transaction with Cohen or
                      any Cohen Affiliate (other than transactions in the ordinary course of business with respect to less than $50,000 annually or pursuant to the terms of existing contracts or instruments contemplated by or referred to in the Purchase Agreement or disclosed in the Schedules thereto);

                                 (xiv) amend the Corporation's Certificate of
                      Incorporation (or file any Certificate of Designation) or By-Laws, the Notes or the Dividend Remittitur and Pledge Agreement, amend, modify or waive any provision of this Agreement or the Registration Rights Agreement which adversely affects the rights of GSCP Parties, or become a party to any agreement which by its terms restricts the Corporation's performance of, the terms of this Agreement, the Registration Rights Agreement or any other material documentation relating hereto the Notes, the Dividend Remittitur and Pledge Agreement, the Certificate of Incorporation or the By-Laws, including, without limitation, any change in the number of directors comprising the Board of Directors;

                                 (xv) change the independent certified
                      accountants of the Corporation;

                                 (xvi) approve the Corporation's annual budget;

                                 (xvii) adopt or make any material amendment to
                      any employee benefit plan of the Corporation; provided, however, that, other than with respect to any stock-related employee benefit plan, such approval will not be required unless such adoption or amendment materially increases the aggregate compensation-related costs of the Corporation;

                                 (xviii) increase the total annual cash
                      compensation of Cohen to in excess of $1,000,000;

                                 (xix) appoint or remove any person to or from
                      the positions of Chief Executive Officer (other than Cohen), President, Chief Financial Officer, Chief Operating Officer or General Counsel of the Corporation, or enter into an employment agreement with any person selected for, or holding, any such office, it being understood that such approval will not be required for any determination regarding the rate, amount or form of compensation or benefits (other than stock-based compensation or benefits) payable to any such employee, other than as set forth in such employment agreement; or

                                 (xx) optionally prepay either of the Notes.

Notwithstanding the above, no approval otherwise required by this Section 9(a) shall be required for (A) any action or transaction which will not become effective until or following the consummation of a Qualified IPO, to the extent that such action or transaction does not (i) adversely affect in any material respect the Corporation's ability to consummate a Qualified IPO or (ii) adversely affect a GSCP Party's rights under the Registration Rights Agreement or (B) the Corporation to agree to an increase or decrease of the interest rate payable under the $5,140,000 Note.

                     (b) Following the completion of a Qualified IPO, for so long as the GSCP Parties own any Stock of the Corporation, without the approval of two-thirds of the Board members not affiliated with Cohen or not employed by the Corporation, the Corporation shall not, and shall cause its subsidiaries (if any), not to, enter into (i) any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions) of assets of the Corporation (including, without limitation, any voting securities of a subsidiary) or any subsidiary to or from any Cohen Party (other than pursuant to this Agreement), (ii) any merger or consolidation of the Corporation or a subsidiary with any Cohen Affiliate, (iii) the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary, or both, to or from any Cohen Party, (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction with any Cohen Party which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary directly or indirectly beneficially owned by Cohen or an Affiliate of Cohen.

                     (c) Notwithstanding any provision hereof to the contrary,
(i) all references to the Corporation in this Section 9 shall be deemed to be references to the Corporation and its direct and indirect subsidiaries considered on a consolidated basis, (ii) any transactions, agreements or arrangements between or among the Corporation and/or direct or indirect wholly-owned subsidiaries of the Corporation shall not be subject to any of the approvals contemplated by this Section 9, and (iii) for purposes of the foregoing, PNY Electronics Europe S.A. shall be deemed to be a wholly-owned subsidiary of the Corporation.

                     (d) The Corporation shall, at the request of a GSCP Designee, give notice to Cohen of the extension of the maturity date of the Note pursuant to Section 1.4 of the $5,140,000 Note.

                     SECTION 10. Representations and Warranties. (a) Each party
                                 ------------------------------
hereto represents and warrants to the other parties hereto as follows:

                                 (i) It has full power and authority to execute,
                      deliver and perform its obligations under this Agreement.

                                 (ii) This Agreement has been duly and validly
                      authorized, executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

                                 (iii) The execution, delivery and performance
                      of this Agreement by it does not (x) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it is a party or by which it is bound or (y) violate any law, regulation, order writ, judgment, injunction or decree applicable to it.

                                 (iv) No consent or approval of, or filing with,
                      any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby.

                     (b) Cohen represents and warrants to GSCP and the GSCP Investors as follows:

                                 (i) Schedule 10 hereto sets forth a list of all
                      securities of the Corporation (including, without limitation, shares of capital stock, convertible securities, debentures, etc.) held of record or Beneficially Owned by him as of the date hereof.

                                 (ii) Except as set forth on Schedule 10 hereto,
                      he is not a party to any contract or agreement, written or oral, (i) with respect to the securities of the Corporation (including, without limitation, any voting agreement, voting trust, stockholder's agreement, registration rights agreement, etc.) or (ii) otherwise with or relating to the Corporation.

                     SECTION 11. No Inconsistent Agreements. Neither the
                                 --------------------------
Corporation nor any Stockholder shall take any action or enter into any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

                     SECTION 12. Further Assurances. (a) At any time or from
                                 ------------------
time to time, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

                     (b) At any time or from time to time, the parties agree to take all action including, without limitation, voting to approve any amendment to the Articles of Incorporation or the By-Laws, required to increase the authorized number of shares of Common Stock, if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock, or to reflect changes in the size of the Board of Directors pursuant to Section 8 hereof.

                     SECTION 13. Duration of Agreement. (a) Subject to Sections
                                 ---------------------
13(b), (c) and (d) and to Section 8.2, the rights and obligations of each Stockholder under this Agreement shall terminate as to such Stockholder upon the earlier to occur of (a) such Stockholder no longer being the Beneficial Owner of any shares of Stock, and (b) the twenty-first anniversary of the date hereof (subject to extension if and to the extent permitted under applicable state law).

                     (b) The rights and obligations of the parties hereto under Sections 6, 7 and 9(a) of this Agreement shall terminate upon the closing of the sale of shares of Common Stock in a Qualified IPO.

                     (c) In the event that the GSCP Parties cease to have Minimum Ownership, the rights and obligations of the parties hereto under Sections 7, 8 and 9 of this Agreement shall terminate.

                     (d) In the event that (i) Cohen ceases to have the sole right to vote in the aggregate at least 25%, or the Cohen Parties cease to Beneficially Own in the aggregate at least 50%, of the number of shares of Common Stock Beneficially Owned by the Cohen Parties as of the date hereof or
(ii) Cohen ceases to serve as the Chief Executive Officer of the Corporation, all of the restrictions on Sales of Stock applicable to GSCP Parties under Sections 3, 4, 5 and 6 of this Agreement, except the restrictions set forth in Sections 3(d) and 3(e), shall terminate as to the GSCP Parties.

                     SECTION 14. Legends. Each certificate representing Warrants
                                 -------
or shares of Preferred Stock or, upon exercise of Warrants, Common Stock issued thereunder held by a Stockholder shall bear a legend containing the following words:

                      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT."

                      "IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND CERTAIN VOTING REQUIREMENTS SET FORTH IN THE PREFERRED

                      STOCK AND WARRANT PURCHASE AGREEMENT, DATED AS OF AUGUST 4, 1995, AND IN THE STOCKHOLDER AGREEMENT, DATED AS OF AUGUST 4, 1995, BY AND AMONG P.N.Y. ELECTRONICS, INC., GADI COHEN, G.S. CAPITAL PARTNERS II, L.P., GS CAPITAL PARTNERS II OFFSHORE, L.P., GOLDMAN, SACHS & CO. VERWALTUNGS GmbH, STONE STREET FUND 1995, L.P. AND BRIDGE STREET FUND 1995, L.P., COPIES OF WHICH ARE ON FILE IN THE OFFICE OF P.N.Y. ELECTRONICS, INC."

                     The requirement that the above legend be placed upon certificates evidencing any such securities shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in an underwritten public offering, (ii) when such shares are transferred pursuant to Rule 144 under the Securities Act and (iii) the termination of this Agreement. Upon the occurrence of such event, the Corporation, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

                     SECTION 15. Severability. Whenever possible, each provision
                                 ------------
of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

                     SECTION 16. Governing Law. This Agreement shall be governed
                                 -------------
by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

                     SECTION 17. Successors and Assigns. This Agreement shall
                                 ----------------------
inure to the benefit of and shall be binding upon the parties hereto and their respective successors, heirs, personal representatives and permitted assigns. Except pursuant to a Sale of Stock by a Stockholder to an Affiliate of such Stockholder, no Stockholder shall have the right to assign its rights and obligations under this Agreement without the consent of the GSCP Parties, the

Cohen Parties and the Corporation. The parties further acknowledge that any GSCP Party and any Cohen Party, as the case may be, may transfer and assign all or a part of its rights and obligations (to the extent legally permissible) under this Agreement to one or more other GSCP Parties or Cohen Parties, respectively, without the consent of the Corporation or any other Stockholder; upon any such assignment, such assignee shall have and be able to exercise those rights of the assigning Stockholder so assigned.

                     SECTION 18. Notices. All notices, requests, consents and
                                 -------
other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                     (i) if to the Corporation, to:

                                P.N.Y. Electronics, Inc.
                                200 Anderson Avenue
                                Moonachie, New Jersey  07074
                                Telecopy:  (201) 438-9097
                                Attention:  Mr. Gadi Cohen

                                with copies to:

                                Klein & Hill
                                521 Fifth Avenue
                                New York, New York  10175
                                Telecopy:  (212) 697-9570
                                Attention:  Reuven Klein, Esq.
                                            Gadi Hill, Esq.

                                and

                                Milbank, Tweed, Hadley & McCloy
                                One Chase Manhattan Plaza
                                New York, New York  10005
                                Telecopy:  (212) 530-5219
                                Attention:  Michael W. Goroff, Esq.

                     (ii) if to GSCP or any GSCP Party, to:

                                GS Capital Partners II, L.P.
                                85 Broad Street
                                New York, New York 10004
                                Telecopy:  (212) 902-3000
                                Attention:  Robert R. Grusky
                                with a copy to:

                                Fried, Frank, Harris, Shriver & Jacobson
                                One New York Plaza
                                New York, New York  10004
                                Telecopy:  (212) 820-8586
                                Attention:  Paul M. Reinstein, Esq.

                     (iii) if to Cohen or any Cohen Party, to:

                                Gadi Cohen
                                8 Shinnecock Trail
                                Franklin Lakes, New Jersey 07417

                                with copies to:

                                Klein & Hill
                                521 Fifth Avenue
                                New York, New York  10175
                                Telecopy:  (212) 697-9570
                                Attention:  Reuven Klein, Esq.
                                            Gadi Hill, Esq.

                                and

                                Milbank, Tweed, Hadley & McCloy
                                One Chase Manhattan Plaza
                                New York, New York  10005
                                Telecopy:  (212) 530-5219
                                Attention:  Michael W. Goroff, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given when received.

                     SECTION 19. Amendments. The terms and provisions of this
                                 ----------
Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the parties hereto or, in the case of a waiver by a particular party of any specific right of such party hereunder, pursuant to a written waiver or consent executed by such party and delivered to the Corporation. In addition, to the extent any modification, amendment or waiver does not adversely affect any other Stockholder, the terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of GSCP and Cohen.

                     SECTION 20. Headings. The headings of the Sections of this
                                 --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                     SECTION 21. Nouns and Pronouns. Whenever the context
                                 ------------------
requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

                     SECTION 22. Entire Agreement. This Agreement and the other
                                 ----------------
writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

                     SECTION 23. Third Parties. Except as specifically set forth
                                 -------------
or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                     SECTION 24. Counterparts. This Agreement may be executed in
                                 ------------
any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                  P.N.Y. ELECTRONICS, INC.

                  By:  /s/ Gadi Cohen
                       --------------------------------------------------------
                       Gadi Cohen, President and Chief
                       Executive Officer


                  GS CAPITAL PARTNERS II, L.P.

                  By:  GS Advisors, L.P., its general partner
                         By:  GS Advisors, Inc., its general partner

                  By:  /s/ Joseph P. DiSabato
                       --------------------------------------------------------
                         Joseph P. DiSabato, attorney-in-fact


                  GS CAPITAL PARTNERS II OFFSHORE, L.P.

                  By:  GS Advisors, II (Cayman), L.P., its general partner
                       By:  GS Advisors II, Inc., its general partner

                  By:  /s/ Joseph P. DiSabato
                       --------------------------------------------------------
                       Joseph P. DiSabato, attorney-in-fact


                  GOLDMAN, SACHS & CO. VERWALTUNGS GmbH

                  By:  /s/ Joseph P. DiSabato
                       --------------------------------------------------------
                       Joseph P. DiSabato, attorney-in-fact

                  and

                  By:  /s/ Terence O'Toole
                       --------------------------------------------------------
                       Terence O'Toole, Managing Director


                  STONE STREET FUND 1995, L.P.

                  By: Stone Street Value Corp., General Partner

                  By:  /s/ Joseph P. DiSabato
                       --------------------------------------------------------
                       Joseph P. DiSabato, attorney-in-fact

                  BRIDGE STREET FUND 1995, L.P.

                  By: Stone Street Value Corp., Managing General Partner

                  By:  /s/ Joseph P. DiSabato
                       --------------------------------------------------------
                       Joseph P. DiSabato, attorney-in-fact


                  /s/ Gadi Cohen
                  -------------------------------------------------------------
                  GADI COHEN

                                                              SCHEDULE 1.11(a)

                           Pre-IPO Designated Parties
                           --------------------------

1.         Kingston Technology
           Fountain Valley, Calif.

2.         Micron Semiconductor, Inc.

3.         Texas Instruments

4.         Samsung

5.         Hyundai

                                                               SCHEDULE 1.11(b)

                           Post-IPO Designated Parties
                           ---------------------------

1.         Kingston Technology
           Fountain Valley, Calif.

2.         Micron Semiconductor, Inc.

3.         Texas Instruments

4.         Samsung

5.         Hyundai

6. Any other company or other entity that is engaged in or is about to become engaged, directly or indirectly, in a business or operation which is engaged in the marketing, manufacture, production, service or other use of memory modules or memory upgrades or other brokerage of any semi-conductor chip or is otherwise in competition with, or in the same line or lines of business as, the Corporation.

                                                                    SCHEDULE 7

                             Outstanding Securities
                             ----------------------

Gadi Cohen                     -     86,000 shares of Common Stock

GSCP and Affiliates            -     13,000 shares of Preferred Stock and
                                     Warrants to Purchase 4,875 shares of
                                     Common Stock

                                                                   SCHEDULE 10

                                 Representations
                                 ---------------

(i)        86,000 shares of Common Stock

(ii)       Stockholder Agreement, dated as of August 4, 1995

           Registration Rights Agreement, dated as of August 4, 1995

           $15,000,000 Subordinated Note

           $5,140,000 Subordinated Note

           Dividend Remittitur and Pledge Agreement

           Loan Account with the Corporation